SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): December 8, 2005
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                                                       (December 7, 2005)


                             TrustCo Bank Corp NY
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            (Exact name of registrant as specified in its charter)


                                   New York
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                (State or other jurisdiction of incorporation)


         0-10592                                   14-1630287
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(Commission File Number)                (IRS Employer Identification No.)


                 5 Sarnowski Drive, Glenville, New York  12302
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             (Address of principal executive offices)  (Zip Code)


      Registrant's telephone number, including area code: (518) 377-3311
                                                          --------------


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TrustCo Bank Corp NY


Item 8.01.  Other Events

            A letter to shareholders was issued on December 7, 2005 describing the background of the Tender Offer for all of the outstanding shares of Ballston Spa Bancorp, Inc. (OTC Bulletin Board "BSPA") commenced on December 5, 2005. Attached is the letter labeled as exhibit 99(a).


Item 9.01.  Financial Statements & Exhibits

            (c) Exhibits

            Reg S-K Exhibit No.                 Description
            -------------------                 -----------
                   99(a) One page letter to shareholders describing the background of the Tender Offer commenced on December 5, 2005 for all of the outstanding shares of Ballston Spa Bancorp, Inc.


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                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 8, 2005

                                  TrustCo Bank Corp NY
                                  (Registrant)




                                  By: /s/ Robert T. Cushing
                                      ----------------------------
                                      Robert T. Cushing
                                      Executive Vice President and
                                      Chief Financial Officer


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


                                Exhibits Index

The following exhibits are filed herewith:

Reg S-K Exhibit No.     Description                                    Page
------------------      -------------------------------------          ----
      99(a)             One page letter to shareholders                 5
                        describing the background of the Tender
                        Offer commenced on December 5, 2005 for
                        all of the outstanding shares of Ballston
                        Spa Bancorp, Inc.


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


                                                                Exhibit 99(a)

TRUSTCO
Bank Corp NY

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5 Sarnowski Drive, Glenville, New York, 12302
(518) 377-3311   Fax: (518) 381-3668

December 7, 2005

TrustCo Bank Corp NY Shareholders

Dear Shareholders:

On December 5, 2005 TrustCo announced an offer to buy Ballston Spa Bancorp, Inc. directly from their shareholders, rather than through their management and Board of Directors. Ballston Spa Bancorp is the holding company for Ballston Spa National Bank which operates 9 offices in Saratoga County, NY and has assets of approximately $310 million. By way of explanation, this letter will highlight some of the information contained in our Tender Offer concerning the background of our offer.

In response to our request, management of TrustCo and Ballston Spa, had a meeting on September 14, 2005 at which we indicated our interest in a business combination with their company. Surprisingly we were rebuffed. On October 20, 2005 and November 30, 2005, Christopher Dowd, Ballston Spa's President, totally rejected our subsequent offers and refused to discuss the matter further. Accordingly, we decided to make a Tender Offer directly to the Ballston Spa Shareholders, to enable them to decide whether our price of $45.50 for each of their shares is of interest to them. We believe they have a right to know about this outstanding offer so that they can make their own decision.

We believe this merger will benefit our bank and our shareholders for years to come. The combination of companies will give TrustCo a number one market share in Saratoga County, one of the fastest growing counties in New York State. It will strengthen TrustCo as we continue to expand in Downstate New York and Florida, while guaranteeing a strong local independent bank headquartered in Upstate New York.

As always, we appreciate your support.

Sincerely,


/s/ Robert J. McCormick
-----------------------
Robert J. McCormick
President and
Chief Executive Officer


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